UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

PIONEER MUNICIPAL HIGH INCOME FUND, INC. (MHI)

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. (MAV)

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC. (MIO)

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
		1)	Title of each class of securities to which transaction applies:
		2)	Aggregate number of securities to which transaction applies:
		3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
11 (set forth the amount on which the filing fee is calculated and state how it was determined):
		4)	Proposed maximum aggregate value of transaction:
		5)	Total fee paid:
[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:

© 2025 SEI	2

A MESSAGE FROM VICTORY CAPITAL MANAGEMENT

WE NEED YOUR HELP.

Dear Valued Stockholder,

Thank you for being an investor in the Pioneer Closed-End Funds. A special meeting of stockholders of each of Pioneer

Diversified High Income Fund, Inc. (HNW), Pioneer Floating Rate Fund, Inc. (PHD), Pioneer High Income Fund, Inc. (PHT), Pioneer Municipal High Income Fund, Inc. (MHI), Pioneer Municipal High Income Advantage Fund, Inc. (MAV) and Pioneer Municipal High Income Opportunities Fund, Inc. (MIO) (each, a “Fund” and, collectively, the “Funds”), will be held on July 17, 2025. If you have not yet cast your important proxy vote, please help us by taking a moment to do so today. Your participation today will help us to avoid adjourning the meeting, or the expense of additional follow-up letters or phone calls. Please help us to proceed with the important business of the Funds by casting your vote today so that your shares may be represented at the meeting.

PLEASE HELP US BY CASTING YOUR VOTE TODAY.

Stockholders of the Funds are being asked to consider and vote on the liquidation and dissolution of your Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Boards of Directors of the Funds (the “Board”) (the “Proposal”).

The Proposal has unanimously been determined by the Board to be in the best interests of the respective Funds and the Board recommends that stockholders of each Fund vote “FOR” the respective Fund proposal. The proposal is discussed in detail in the proxy materials previously sent to you. That information can be accessed at https://vote.proxyonline.com/pioneer/docs/2025proxy.pdf or by scanning the QR code below with your mobile phone.

If you have any proxy related questions, please call (800) 622-1569 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern Time. If we do not hear back from you soon, we may need to follow-up with you again by mail or by phone. Please help us to proceed with the important business of the Funds by voting today.

Sincerely,

Thomas Dusenberry

President

You may view a PDF of the proxy statement by scanning this QR code.

HOW DO I VOTE? There are three convenient methods for casting your important proxy vote:

Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

© 2025 SEI	3

Shareholder Name

Address 1

Address 2

Address 3

City, State, Zip

IMPORTANT NOTICE – PLEASE CALL US TODAY

Dear Stockholder:

We have been trying to contact you about an important matter regarding your investment in [Fund Name], and we need your assistance. Please contact us toll-free at (800) 622-1569 between 9 a.m. and 11 p.m. Eastern time, Monday through Friday or Saturday between 10 a.m. and 6 p.m. Eastern time. At the time of the call, please reference your investor ID listed below.

INVESTOR ID:	xxxxxxxxx	Security ID: xxxxxxxxx
Shares owned:	#####.###

The call will only take a few moments of your time. We deeply appreciate your investment in the Pioneer Closed-End Funds. Thank you for your time and consideration.

Sincerely,

Thomas Dusenberry

President

OFFICIAL BUSINESS This communication relates to an investment you own in a closed-end fund advised by Victory Capital Management Inc.

NOBO-REG

© 2025 SEI	4